Exhibit 99.1

Wearable Health Solutions Inc. Files 1-A Offering

Toronto, Ontario– September 16, 2020 – Wearable Health Solutions Inc. (OTC: WHSI) (“Wearable Health Solutions” or the “Company”), today announced that it has filed a 1-A offering document on September 11, 2020 with regulators in an effort to access the capital markets to finance it’s expanding business model.

“We recently acquired Boapin.com a multilingual and multinational commodities trading portal and related assets from Hypersoft Ventures ” stated Harrysen Mittler CEO “ the offering was filed in an effort to adequately finance our acquisition and our existing business development.”

“BOAPIN.com was designed and engineered to enhance the cross border trading opportunities initially between Brazil and China” commented Peter Pizzino, President “The platform is now an international commodities trading and registry entity where users access the portal for a subscription fee and utilize its various features, tools and trading solutions in order to facilitate transactions and connect market places”.

About BOAPIN:

Boapin is a multilingual commodities trading platform uniquely positioned to deliver B2B solutions for the import/export trade sector by deploying cutting-edge technologies such as artificial intelligence (AI) big data analytics, smart contracts, and blockchain technologies. The platform is developed to shorten the trade cycle, increase efficiencies, accelerate global trade, utilize search/match interface and digitize the trading process. For further information visit us at Wwwboapin.com or wwwboapin.com

About Us:

The Company manufacturers medical alarm devices that are used to summon help in the event of an emergency. The product is designed and marketed primarily to the elderly, physically disabled and individuals living alone.

Our Flagship product MediPendant® is a personal emergency alarm that is used to summon help in the event of an emergency at home. Currently approximately 60 % of all medical alarms sold in the USA are first generation technologies that require the user to speak and listen through a central base station unit. Medipendant® however offers a speaker in the pendant enabling the user to simply speak and listen directly through the pendant in the event of an emergency.

The Company is implementing a new product referenced as iHelp+3G™. This device is a cellular medical alert system, blue tooth and WI-FI enabled, that operates on a 3G network. Operating capabilities commence on AT&T network (GSM-Global) with further capability on Verizon (CDMA-USA) as well.

The iHelp+3G™ device showcases new features, functionalities, fall detection and geo-fencing referencing the ability to pre-set an area and alert loved ones if the device user enters or leaves a pre-determined area. Regulatory approval for the device deployment has been received from FCC, CE and PTCRB.

Forward-Looking Statements

Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Wearable Health Solutions and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to (i) Wearable Health Solutions ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Wearable Health Solution’s ability to maintain existing, and secure additional, contracts with users of its solutions; (iii) Wearable Health Solution’s ability to successfully expand in existing markets and enter new markets; (iv) Wearable Health Solution’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Wearable Health Solution’s business; (viii) changes in government licensing and regulation that may adversely affect Wearable Health Solution’s business; (ix) the risk that changes in consumer behavior could adversely affect Wearable Health Solution’s business; (x) Wearable Health Solution’s ability to protect its intellectual property; (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent quarterly report on filed by Wearable Health Solutions with the Securities and Exchange Commission. Wearable Health Solutions anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Wearable Health Solutions assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Contact: www.wearablehealthsolutions.com

2300 Yonge Street Suite 1600 Toronto ON M4P 1E4

Tel: 855 226 4827